Exhibit 10.24
SUBLEASE
(Cedar Associates LLC)
          THIS SUBLEASE (this “Sublease”) is made as November 30, 2006, by and between THOMAS WEISEL PARTNERS GROUP INC., a Delaware corporation (“Sublessor”) and CEDAR ASSOCIATES LLC, a California limited liability company (“Sublessee”).
          The parties enter this Sublease on the basis of the following facts, understandings and intentions:
          A. Sublessor, as successor in interest to Thomas Weisel Partners Group LLC, a Delaware limited liability company, is the tenant under that certain Lease dated as of February 24, 2000 (the “Original Lease”), as amended by that certain First Amendment to Office Lease, dated March 21, 2000, and as amended by that certain Second Amendment to Office Lease dated December 18, 2000 (as amended, the “Master Lease”) between Sublessor and MIDDLEFIELD PARK, a California general partnership (“Landlord”), of premises more particularly described therein (“Premises”) located on the third floor of Building A, 275 Middlefield Road, Menlo Park, California (the “Building”);
          B. Sublessor represents that a true and correct copy of the Master Lease is attached hereto as Exhibit A;
          C. The portion of the Premises to be sublet pursuant to this Sublease includes approximately Two Thousand Eight Hundred Fifty (2,850) net rental square feet of space consisting of a portion of the 3rd Floor of the Building (hereinafter the “Subleased Premises”), as more particularly set forth on Exhibit B attached hereto; and
          D. Sublessor desires to sublease to Sublessee the Subleased Premises, and Sublessee desires to sublease the Subleased Premises from Sublessor, pursuant to the terms and conditions hereof.
          NOW, THEREFORE, the parties agree as follows:
          1. Agreement to Sublease. Subject to the terms and conditions of this Sublease and to Landlord’s consent, Sublessor hereby subleases to Sublessee and Sublessee subleases and hires from Sublessor the Subleased Premises, together with all of Sublessor’s right, title and interest in and to the personal property of Sublessor listed and scheduled on Exhibit C attached hereto (the “Personal Property”), for a term commencing on the later to occur of: (i) Sublessor’s delivery of possession of the Subleased Premises, or (ii) Landlord’s consent to this Sublease as set forth in Section 13 below, or (iii) December 15, 2006 (the “Commencement Date”), and ending on December 17, 2010 (“Expiration Date”). If the Commencement Date has not occurred for any reason by January 15, 2007, then Sublessee may terminate this Sublease at any time until such Commencement Date has occurred by written notice to Sublessor, whereupon this Sublease shall terminate and Sublessor shall promptly refund to Sublessee the Security Deposit and all funds deposited by Sublessee with Sublessor under this Sublease.
          2. Rent and Additional Charges.
          a. Subject to the provisions of Section 3.c, Sublessee shall pay to Sublessor as rent (“Base Rent”) for the Subleased Premises in advance on the first day of each calendar month during the term of this Sublease commencing on the Commencement Date Six Thousand Eight Hundred Forty Dollars ($6,840). On each anniversary of the Commencement Date (the “Adjustment Date”), the Base Rent shall be adjusted upward by three percent (3%) of the Base Rent payable for the immediately preceding year.

          b. Sublessee shall also be responsible, and pay (within thirty days after its receipt of a reasonably detailed invoice from Sublessor), for Sublessee’s Pro Rata Share of any additional charges and expenses (“Additional Rent”) imposed by Landlord pursuant to the terms of the Master Lease that are generally applicable to the entire Premises (e.g., the operating expenses stated in Section 7 of the Master Lease). As used herein, “Sublessee’s Pro Rata Share” means 14.9% (2,850 rentable square feet/19,136 rentable square feet). In addition, Sublessee shall be responsible for all other expenses requested by Sublessee and related specifically to Sublessee’s use and occupancy of the Subleased Premises (e.g., after-hours HVAC, additional cleaning, excess utilities, etc.). Notwithstanding the foregoing or anything to the contrary contained in this Sublease, Sublessee shall not be required to pay any Additional Rent that is (i) fairly allocable to any period of time before or after the term of this Sublease (except with respect to any holdover by Sublessee after the Expiration Date) or with respect to any portion of the Premises other than the Subleased Premises (the “Remaining Premises”), (ii) due as a result of any default by Sublessor (through no fault of Sublessee) of any of Sublessor’s obligations under the Master Lease, (iii) payable as a result of the negligence or willful misconduct of Sublessor or any of its employees, sublessees, agents or contractors, or (iv) related specifically to any use or occupancy of any portion of the Remaining Premises (e.g., after-hours HVAC, additional cleaning, excess utilities, etc.).
          c. Notwithstanding the foregoing, Base Rent and Additional Rent (collectively, “Rent”) for any period during the term of this Sublease which is for less than one full month shall be a pro rata portion of the monthly installment based on the actual number of days in the partial month.
          d. If Sublessor receives any abatement of rent under the terms of the Master Lease, Sublessee shall receive a corresponding abatement of Rent to the extent the abatement relates to the Subleased Premises.
          3. Intentionally Omitted.
          4. Master Lease Terms.
          a. Except as otherwise provided in or expressly amended by this Sublease, this Sublease is subject to all of the terms and conditions of the Master Lease and Sublessee hereby covenants and agrees to perform all of the obligations of Sublessor as Tenant under the Master Lease to the extent said terms and conditions are applicable to the Subleased Premises and Sublessee shall be entitled to all of the rights of Sublessor under the Master Lease to the extent said terms and conditions are particularly applicable to the Subleased Premises, including Sublessee’s Pro Rata Share of Sublessor’s parking and signage rights. The rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises, provided the words “Landlord” and “Tenant” in the Master Lease will be deemed to refer to Sublessor and Sublessee, respectively. Sublessee shall be entitled to receive all services to be rendered by Landlord to the Sublessor under the Master Lease applicable to the Subleased Premises; provided Sublessor shall have no obligation to provide such services, but only to cooperate with Sublessee and use commercially reasonable, good faith efforts to cause Landlord to provide such services. Sublessee shall not commit, nor permit to be committed on the Subleased Premises, any act or omission which would violate any term or condition of the Master Lease or be cause for termination of the Master Lease by Landlord. Sublessee recognizes that Sublessor is not in a position to render any services or to perform any of the obligations required of Landlord under the terms of the Master Lease. Sublessee agrees that performance by Sublessor of its obligations under this Sublease may be conditioned upon performance by Landlord of its corresponding obligations under the Master Lease, and Sublessor will not be liable to Sublessee for any default of Landlord under the Master Lease or any sublessee under any other sublease. Upon Sublessee’s request, Sublessor shall make reasonable efforts to cause Landlord to perform its obligations under the Master Lease (and to cause any other sublessee of Sublessor to perform its obligations under such sublease). Such efforts shall include, without limitation, upon Sublessee’s request, immediately notifying Landlord of its non-performance under the Master Lease and requesting that Landlord perform its obligations under the Master Lease. Notwithstanding the foregoing, Sublessor shall not exercise any derivative right it may have to terminate this Sublease by virtue of rights granted in the Master Lease unless Sublessor is also concurrently terminating or has terminated its rights as tenant in and to the Subleased Premises.
          b. Sublessor represents to Sublessee that the Master Lease represents that entire agreement between Landlord and Sublessor respecting the subject matter thereof, is in full force and effect, and that no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of

Sublessor, or, to Sublessor’s knowledge, the Landlord. Sublessor agrees to maintain the Master Lease in full force and effect, except to the extent that any failure to maintain the Master Lease is due to the failure of Sublessee to comply with any of its obligations under this Sublease. Sublessor shall not amend or modify the Master Lease in such a manner as to materially adversely affect Sublessee’s use of the Subleased Premises or increase the obligations or decrease the rights of Sublessee hereunder, without the prior written consent of Sublessee, which may be granted or withheld at Sublessee’s sole discretion.
          5. Condition of Subleased Premises. Notwithstanding anything to the contrary in the Master Lease, Sublessee accepts the Subleased Premises in their “AS IS” condition, provided Sublessor shall have the carpets professionally cleaned. Sublessee acknowledges and agrees that neither Sublessor nor Landlord has undertaken any obligation to make or agreed to make any alterations or improvements to the Subleased Premises for Sublessee’s use or occupancy thereof. Any alterations and addition to the Subleased Premises made by Sublessee shall be made in accordance with the Master Lease, and shall be subject to prior written approval by Sublessor (not to be unreasonably withheld) and Landlord as provided therein. At the expiration of the Sublease, Sublessee shall leave the Subleased Premises in broom clean condition and otherwise in the condition called for in the Master Lease. Notwithstanding the foregoing, in no event shall Sublessee be required to remove or replace any alterations, additions or improvements that were constructed prior to the Commencement Date of this Sublease.
          6. Deposit. Concurrent with Sublessee’s and Sublessor’s execution of this Sublease, Sublessee shall deliver to Sublessor a deposit (the “Security Deposit”) in the amount of $27,360. The deposit shall be returned to Sublessee, less any amounts used by Sublessor to cure defaults (beyond applicable notice and cure periods) by Sublessee hereunder, within 30 days following the termination of the Sublease term, without interest. Sublessor shall have no obligation to keep the Security Deposit in a separate account, and shall have the right to apply the deposit to cure any default (beyond applicable notice and cure periods) of Sublessee hereunder, in which case Sublessee shall promptly replenish the Security Deposit to its original amount. Furthermore, and provided no Event of Default (as defined in the Master Lease and incorporated herein) then exists or has existed during the first twelve (12) months of the Sublease term, the Security Deposit shall be reduced to $20,520 upon the first anniversary of the Commencement Date.
          7. Default. The occurrence of any of the following shall constitute a default by Sublessee under this Sublease:
          a. The failure to perform any covenant, liability or obligation, as and when performance is due, under this Sublease, where such failure continues in excess of three (3) days following notice of any monetary default or where such failure continues in excess of twenty (20) days following notice of any non-monetary default, unless the same cannot reasonably be cured within said twenty (20) day period, in which event Sublessee shall be deemed to not be in default if Sublessee commences to cure within 20 days and thereafter diligently prosecutes such cure to completion; and
          b. The occurrence of any Event of Default, as that term is defined in the Master Lease.
The occurrence of any default by Sublessee under this Sublease shall entitle Sublessor to each and all of the rights and remedies afforded Landlord upon the occurrence of an Event of Default under the Master Lease. If Sublessor fails to pay any sum of money to Landlord, or fails to perform any other act on its part to be performed under the Master Lease or this Sublease, then Sublessee may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be payable by Sublessor to Sublessee upon demand.
          8. Indemnity. Sublessee agrees to defend, indemnify and hold Sublessor and Landlord free and harmless from and against any and all claims, loss liability or demand for injury or death to persons or damages to property occurring in, on or about the Subleased Premises, except to the extent any such claims, loss, liability or demand are due to the negligence or willful misconduct of Sublessor or Landlord or any of their respective employees, contractors or agents.
          9. Insurance. As at the Commencement Date, Sublessee agrees to secure, at its expense, the public liability and property damage insurance with respect to the Subleased Premises required to be obtained by Tenant under the Master Lease from an insurer meeting the standards thereof. Sublessor and Landlord shall be named as additional insureds in said policy or policies, and Sublessee agrees to provide Sublessor and Landlord with a certificate of insurance or other suitable evidence of said insurance. The waiver of subrogation provisions contained in the second grammatical paragraph of Section 15 of the Master Lease (incorporated herein pursuant to Paragraph 4 of this Sublease) shall be binding between and inuring to the benefit of Sublessor and Sublessee. Sublessee and Sublessor shall give notice to their respective insurance carrier or carriers of the foregoing waiver of subrogation.
          10. Notices. All notices or demands of any kind required or desired to be given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Sublessor or Sublessee respectively, at the addresses set forth after their signatures at the end of this Sublease. In the event any written default notice from the Landlord is delivered to, or is otherwise received by, Sublessor, Sublessor shall, as soon thereafter as possible, but in any event within three (3) days, deliver a copy of such notice to Sublessee.
          11. Right of Direct Tenancy. Sublessor reserves the right to assign its interest hereunder to Landlord, in which case this Sublease shall become a direct lease between Landlord and Sublessee. At Landlord’s election, in the event that the new lease accurately reflects the terms and conditions of this Sublease, Sublessee shall thereafter execute such new lease.
          12. Entire Agreement. All prior understandings and agreements between Sublessor and Sublessee are superseded by and merged into this Sublease, which alone fully and completely sets forth the understanding of Sublessor and Sublessee. This Sublease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Sublessor and Sublessee and consented to in writing by Landlord.
          13. Consent of Landlord. Landlord’s written consent to this Sublease in accordance with the terms of the Master Lease is a condition precedent to the validity of the Sublease. If Landlord’s consent has not been obtained in a form acceptable to Sublessee, in its reasonable discretion, and a copy of that consent delivered to Sublessee by the thirtieth (30th) day following the date of this Sublease, each party shall thereafter have the ongoing right, subject to the terms of this Section 13, to terminate this Sublease pursuant to a notice (the “Termination Notice”) so stating delivered to the other party. If Sublessor fails to deliver to Sublessee the consent of Landlord to this Sublease within ten (10) days following delivery of the Termination Notice (the “Termination Date”), this Sublease shall automatically terminate and the parties shall be released from any further obligations under this Sublease and the prepaid Sublease Rent and Security Deposit shall be promptly returned to Sublessee. If, however, Sublessor delivers to Sublessee the consent of Landlord on or before the Termination Date, the condition subsequent set forth in this Section 13 shall be satisfied and this Sublease shall continue in full force and effect. Sublessor shall use reasonable efforts to obtain Landlord’s written consent to this Sublease as soon as reasonably practicable. In the event that Sublessee desires to make any alterations or improvements, or otherwise take any action that will require the consent of Landlord and Sublessor, then Sublessor shall (i) use reasonable and diligent efforts to obtain such consent of Landlord, and (ii) shall not unreasonably withhold its consent.
          14. Broker. Sublessee and Sublessor represent that they have not dealt with any broker in connection with this Sublease other than Cornish and Carey Commercial and NAI BT Commercial (the “Brokers”). Each party agrees to indemnify, defend and hold harmless the other from and against any liability, claims, suits, demands, judgments, costs, losses, interest and expenses (including reasonable attorneys’ fees and expenses) which the indemnified party may be subject to or suffer by reason of any claims made by any person, firm or corporation other than the Brokers for any commission, expense or other compensation as a result of the execution and delivery of this Sublease, which is based on alleged conversations or negotiations by said person, firm or corporation with the indemnifying party. Sublessor shall pay Brokers a brokerage commission pursuant to a separate agreement.
          IN WITNESS WHEREOF, the parties hereto have executed this Sublease on the day and year first above written.

SUBLESSOR			SUBLESSEE

THOMAS WEISEL PARTNERS GROUP INC.			CEDAR ASSOCIATES LLC

BY:	/s/ Shaugn Stanley		BY:	/s/ John C. Hornberger

	ITS:	Partner		ITS:	Principal
One Montgomery Tower, 37th Floor
San Francisco, CA 94104
Attn: Real Estate Notices